Form 8-K-CURRENT REPORT

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported) December 23, 2004

Bayfield Low Income Housing Limited Partnership

(Exact name of registrant as specified in its charter)

Delaware	0-19258	11-3022123

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1424 West Century Ave. Suite 102
Bismarck, ND 58503
(Address of principal executive offices)

Registrant’s telephone number, including area code: (701) 223-2923

N/A
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

     On December 23, 2004, Bayfield Low Income Housing Limited Partnership (“Bayfield”) entered into a Purchase Agreement (the “Agreement”) by and among Bayfield, MPF Bayfield Acquisition, LLC (the “Purchaser”) and Mackenzie Patterson Fuller, Inc. (the “Guarantor”) for the sale of certain limited partnership interests held by Bayfield (the “Partnership Interests”). Pursuant to the Agreement, the Purchaser agrees to purchase up to 49.5% of the Partnership Interests in each of 81 limited partnerships (the “Partnerships”) in which Bayfield is the limited partner. The Agreement also provides the Purchaser with options to purchase the remaining Partnership Interests in the Partnerships when such purchase and sale of the remaining Partnership Interests will not cause termination of the Partnerships and subject to the consents of a majority in interest of the limited partners of Bayfield. Under the terms of the Agreement, Guarantor will unconditionally guarantee the Purchaser’s obligations under the Agreement.

     Pursuant to the terms of the Agreement, in exchange for up to 49.5% of the Partnership Interests in the Partnerships owned by Bayfield, the Purchaser agrees to provide the following:

(i)	Consideration in an amount equal to $1,524,912, payable as follows:

a.	$331,000 at the time of signing the agreement;

b.	$210,000 on April 15, 2005;

c.	$238,000 on June 15, 2005;

d.	$425,000 on December 15, 2005;

e.	$320,912 on June 15, 2006 (collectively, “Cash Consideration”); and

(ii)	Purchaser’s assumption to pay up to 49.5% of Bayfield’s 8% interest obligation due to certain of the Partnerships payable pursuant to Article 15(1)(a)(ii) of the Joint Plan of Reorganization dated May 9, 1990, as a first priority from the proceeds of any Capital Event; and

(iii)	Purchaser’s assumption of up to 49.5% of Bayfield’s obligations as limited partner under each of the Partnerships that arise on and after the date of the Agreement.

     All Cash Consideration to be paid after the signing of the Agreement shall be evidenced by secured promissory notes of the Purchaser, guarantied by the Guarantor.

     Options.

     Pursuant to the Agreement, Bayfield grants Buyer (i) an option to purchase an additional 16.5% of the Partnership Interests in certain of the Partnerships exercisable on or between January 1, 2005 and January 15, 2005, (the “Short Option”) and (ii) an option to purchase the balance of the Partnership Interests in the Partnerships on or between December 1, 2005 and December 30, 2005 (the “First Option”). Purchases pursuant to the First Option will require the consents of a majority in interest of the limited partners of Bayfield. The aggregate consideration to be paid under the Agreement if the Short Option is exercised shall be $34,494 and $1,740,594 if the sale under the First Option is approved and exercised.

     The Agreement provides for a repurchase of any Partnership Interests by Bayfield in the event that a Partnership experiences an event that would cause a minimum gain chargeback with respect to that Partnership such that the Purchaser will not be able to match such income allocations with applicable losses from the sale of such Partnership Interests.

     Management Agreement.

     Pursuant to the Agreement, Megan Asset Management, Inc. (“MAMI”), Bayfield’s general partner and Purchaser have agreed to execute a management agreement whereby MAMI will perform certain management, financial, and tax services for Purchaser with respect to the Partnership Interests purchased. Fees paid to MAMI pursuant to this contract will not exceed a pro rata portion of $50,000 for the 2005 calendar year until and unless the First Option is exercised and $50,000 for the 2006 calendar year and thereafter if the First Option is exercised, increased by 2% annually beginning January 1, 2006.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits      None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bayfield Low Income Housing Limited Partnership (Registrant)

By: Megan Asset Management, Inc., General Partner

/s/ Paul J. Maddock

Paul J. Maddock, President

Date: December 30, 2004